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                                                                   EXHIBIT 10.95


                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of July 31, 2000, is entered into by and between NETGATEWAY, INC., a Delaware corporation, with headquarters located at 300 Oceangate, 5th Floor, Long Beach, CA 90802 (the "Company"), and the King William, LLC (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act;

     WHEREAS, in consideration of the foregoing, the Buyer desires to purchase, upon the terms and subject to the conditions of this Agreement, that certain 8% Convertible Debenture, in the principal amount of $4,500,000, issued by the Company (the "Debenture"), the form of which is attached hereto as ANNEX I, which will be convertible into shares of Common Stock, par value $.001 per share of the Company (the "Common Stock"), together with the Common Stock Purchase Warrants described herein (the "Warrants"), upon the terms and subject to the conditions of such Debenture, and subject to acceptance of this Agreement by the Company;


     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. PURCHASE PRICE; CERTAIN DEFINITIONS. (i) The Buyer hereby agrees to purchase from the Company the Debenture upon the terms and conditions set forth herein and in the Debenture. The form of Debenture is attached hereto as ANNEX
I. The purchase price for the Debenture shall be payable in two tranches, the first tranche (the "First Tranche") of $2,500,000 shall be payable on the Closing Date (as defined in Section 7(i) below). Subject to the satisfaction of the closing conditions set forth in paragraphs 9(c), (e) and (f) hereof, the second tranche (the "Second Tranche") of $2,000,000 shall be paid to Escrow Agent (as defined in Section 2 below) on the date (the "Second Closing Date") which is three (3) business days after Escrow Agent's receipt of (i) written notice from the Company that the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") pursuant to the Registration Rights Agreement (as defined in Section 3(d) below), has been

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declared effective, (ii) an original certification from the chief financial officer of the Company that, as of the date of the delivery of the certification, (A) it is then in compliance with all of the covenants and agreements contained herein (assuming that the Second Tranche has been funded) and (B) that, as of the date of the delivery of the certification, the Company would be able to honor a conversion of the entire balance of the Debenture (including the Second Tranche) and an exercise of all of the Warrants, without violating the "Cap Regulations" referred to in Section 4(j) below and (iii) delivery of Warrants as set forth in Section 4(i) below. If the SEC refuses to clear the Registration Statement for effectiveness as a result of the inclusion of the funding of the Second Tranche in the Debenture, the Company and Buyer hereby agree to amend the Debenture to remove the funding of the Second Tranche thereunder (thereby reducing the principal balance of the Debenture to $2,500,000) and, within five (5) business days of the effectiveness of the Registration Statement, the Buyer hereby agrees to purchase (and the Company hereby agrees to issue) a new 8% Convertible Debenture for a purchase price of $2,000,000 upon the same terms and conditions as contained herein, except that said debenture would not have a second tranche and Buyer shall not be entitled to additional Warrants in connection with the purchase thereof.

          (ii) As used herein, the term "Securities" means the Debenture, the Warrants and the Common Stock issuable upon conversion of the Debenture and the exercise of the Warrants.

     b. FORM OF PAYMENT. The Buyer shall pay the Purchase Price for the Debenture by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver the original Debenture duly executed on behalf of the Company to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     c. METHOD OF PAYMENT. Payment into escrow of the Purchase Price for the Debenture shall be made by wire transfer of funds to the account set forth in the Joint Escrow Instructions, not later than 1:00 p.m., PST time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, Buyer shall deposit with the Escrow Agent the purchase price for the Debenture being acquired by it, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

     d. ESCROW PROPERTY. The Purchase Price, the Debenture and the Warrants delivered to the Escrow Agent as contemplated herein are sometimes referred to as the "Escrow Property."

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     2.   BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION;
INDEPENDENT INVESTIGATION.

     Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined below), the Buyer is purchasing the Debenture and will be acquiring the shares of Common Stock issuable upon conversion of the Debenture or the exercise of the Warrant (the "Converted Shares") for its own account for investment, and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Buyer and each of its Members is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents,
(iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Debenture and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the Securities Act or pursuant to an exemption from registration.

     d. The Buyer understands that the Debenture is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debenture.

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     e.   The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the offer of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the (i) Registration Statement on Form S-1A dated November 18, 1999; (ii) Prospectus filed pursuant to Rule 424 on November 19, 1999; (iii) S-8 Registration Statement January 21, 2000; (iv) S-8 POS Registration Statement February 11, 2000; (v) Quarterly Report on Form 10Q dated February 15, 2000; (vi) Current Report on Form 8-K dated March 21, 2000; (vii) Definitive Proxy Statement dated April 26, 2000; (viii) Quarterly Report on Form 10Q dated May 15, 2000; (ix) Definitive Proxy Statement dated May 24, 2000; (x) Amendment No. 1 to Registration Statement on Form S-4 dated May 24, 2000; and
(xi) Current Report on Form 8-K dated June 29, 2000;]

     f. The Buyer understands that its investment in the Securities involves a high degree of risk.

     g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has requisite corporate power to own its properties and to carry on its business as now being conducted.

     i. Notwithstanding the provisions hereof or of the Debenture, in no event (except with respect to an automatic conversion of the Debenture as provided therein) shall Buyer be entitled to convert any Debenture to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to the Buyer in excess of the limit contained in this Paragraph 2.i. shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and

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cause its transfer agent's books to be corrected forthwith to reflect that the
Buyer's ownership of Common Stock is within the limit set forth herein. Buyer shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the Buyer that the reissuance of such shares would not cause such Buyer to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds Buyer free and harmless in connection with any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs arising from or relating to claims made by any third parties alleging that Buyer has violated Sections 13(d) and/or 16, to the extent such violation is premised on the fact that, notwithstanding this
Section 2.i., the Buyer is the beneficial owner of all of the shares of Common Stock which would be issuable, from time to time, if Buyer converted the entire principal and interest balance of the Debenture.

     j. Buyer represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer or any of its officers, partners, employees, or representatives is responsible.

     3.   COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants and hereby covenants and agrees with Buyer that:

     a. CONCERNING THE DEBENTURE AND THE SHARES. The Debenture has been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities.

     b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the

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Common Stock is listed and traded on the "NASDAQ/National Market System. The
Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     c. AUTHORIZED SHARES. The Company has at June 30, 2000, 21,638,031 shares of Common Stock issued and outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Debenture (assuming all future conversions occurred are based upon an average 5-day closing bid of the Common Stock, as reported by Bloomberg, LP which was one-half (1/2) of the closing bid price of the Common Stock on the Closing Date (the "Closing Date Bid") and exercise of the Warrants (as defined in Section 4.k.) at the Closing Date Bid. The Common Stock has been duly authorized and, when issued upon conversion of the Debenture in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND DEBENTURE. This Agreement, the Debenture, the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement") and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debenture and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     e. NON-CONTRAVENTION. The execution and delivery of this Agreement, the Debenture and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debenture and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) except as disclosed in ANNEX V, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

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     f.   APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. SEC FILINGS. To the best of the Company's knowledge, none of the Company's SEC Reports filed since November 1999 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as corrected by an amended filing made prior to the date hereof. The Company has since November 1999 filed all requisite forms, reports and exhibits thereto with the SEC.

     h. ABSENCE OF CERTAIN CHANGES. Since March 31, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in ANNEX V or in the Company's SEC Reports. Except as disclosed in ANNEX V or in the Company's SEC Reports, since March 31, 2000 , the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that
(i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

     j.   ABSENCE OF LITIGATION. Except as disclosed in ANNEX V or in the

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Company's SEC Reports There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition. results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.


     k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto or in the Company's SEC Reports, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations or its assets or properties.

     l. PRIOR ISSUES. Except as set forth in ANNEX V hereto or in the Company's SEC Reports, during the twelve (12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC. Except as set forth in ANNEX V hereto or in the Company's SEC Reports, all such issuances (except for issuances to Buyer) have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

     m. NO UNDISCLOSED LIABILITIES OR EVENTS. Except as set forth in ANNEX V, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since March 31, 2000, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

     n.   Intentionally deleted.

     o. EXEMPT OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D or Section 4(2) of the

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Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

     p. DILUTION. The number of Shares issuable upon conversion of the Debenture may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debenture. The Company's executive officers and directors fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded that, in its good faith business judgment, such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debenture is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     q. ACKNOWLEDGMENT BY COMPANY. Company represents and warrants that neither the Buyer, nor any persons or entities representing or purporting to represent the Buyer have made any representation or warranty which is not contained expressly in this Agreement or any other agreements referred to herein. Without limiting the foregoing, Company specifically acknowledges that the Buyer has made no representations that it is a "long term" investor in the Company, or that it intends to hold the Debenture or shares of stock in the Company (obtained by conversions of the Debenture) for any period beyond that which is required under the Securities Act. Company further acknowledges that the Buyer may hedge the shares of stock in the Company prior to or after the conversions of the Debenture, provided that such hedging is done in compliance with the Securities Act, the 1934 Act, any rules applicable to securities traded on the NASD/National Market System and the express terms of this Agreement, the Debenture, the Warrants and the Registration Rights Agreement.

     r. BROKERS FEE. The Company represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). The Company agrees to indemnify and to hold harmless the Buyer from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

     4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. TRANSFER RESTRICTIONS. Buyer acknowledges that (1) the Debenture has not been and is not being registered under the provisions of the Securities Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from

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such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

     b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Debenture and, until such time as the Common Stock has been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

     d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debenture to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

     e. REPORTING STATUS. So long as Buyer beneficially holds the Debenture, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Debenture (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Debenture) for general capital purposes and, without limiting the foregoing, shall not, directly or indirectly, use any of such proceeds for investment in any other affiliate.


     g. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until one hundred eighty (180) days after the Effective Date (as defined below).

     (ii) The provisions of subparagraph 4.g.i.(i) will not apply to (A) Common Stock issued as "restricted stock" as defined in SEC Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; (B) a secondary public offering of shares of Common Stock at market;
(C) an offering of convertible securities at market or above; (D) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests or strategic relationships; (E) the grant or exercise of employee stock options and other employment compensation; (F) the conversion of securities or the exercise of warrants referenced in Schedule 5(b) of the Registration Rights Agreement and (G) any issuance of Common Stock in any future transaction with Buyer; provided with regard to (A) through (D) above, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

     (iii) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

     (iv) In the event the Company breaches the provisions of this Paragraph 4.G.i., the Conversion Price shall be amended to equal the conversion formula set forth in Section 4.A. of the Debenture and Buyer may, within thirty (30) days after it receives written notice of such breach from the Company, require the Company to immediately redeem the Debenture held by it in accordance with
Section 6(y) of the Debenture.

     h. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of the Debenture, and the exercise of the Warrants.

     i. WARRANTS. The Company agrees to issue to Buyer at the Closing, Warrants for 231,000 shares of Common Stock. Such Warrants shall bear an exercise price equal to $1.625 and shall be transferable divisible warrants (with cashless exercise provisions), exercisable immediately upon issuance, and for a period of five (5) years thereafter, in the form annexed hereto as ANNEX VI, together with piggy-back registration rights, and demand registration rights set forth under the Registration Rights Agreement. The Company agrees to issue to Buyer on the Second Closing Date (and as a condition thereof), Warrants for shares of Common Stock, equal to (A) the principal amount of the Second Traunch, divided by the closing bid price of the Common Stock (as reported by Bloomberg) at the close of the immediately preceding trading day (the "Second Closing Bid Price"), (B) multiplied by fifteen percent (15%). Such Warrants shall bear an exercise price equal to Second Closing Bid Price and shall be transferable divisible warrants (with cashless exercise provisions), exercisable immediately upon issuance, and for a period of five (5) years thereafter, in the form annexed hereto as ANNEX VI, together with piggy-back registration rights, and demand registration rights set forth under the Registration Rights Agreement.

     j. LIMITATION ON ISSUANCE OF SHARES. The Debenture shall provide that the Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debenture without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the principal amount of its Debenture which is not convertible as a result of said Cap Regulations (the "Debenture Balance") and the Buyer, shall have the option, exercisable in its sole and absolute discretion, to elect any of the remedies in Section 6 of the Debenture.


     5.   TRANSFER AGENT INSTRUCTIONS.

     a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Debenture in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debenture in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by Buyer in connection with each conversion of its Debenture. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to
Section 4(a) hereof prior to registration and sale of the Shares under the Securities Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

     b. (i) The Company will permit Buyer to exercise its right to convert its Debenture by telecopying an executed and completed Notice of Conversion (as defined in the Debenture) to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion, together with the original Debenture, by express courier.

          (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debenture after the Effective Date, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date. The Conversion Date for any mandatory conversion at maturity shall be the Maturity Date of the Debenture.

          (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Shares issuable upon conversion of the Debenture to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the later of (i) receipt by the Company of the copy of the original Notice of Conversion (and the original Debenture upon the final conversion) and (ii) the Conversion Date (the "Delivery Date").

     c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer in the event that due entirely to the Company's failure to issue and deliver the Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from Delivery Date):

                                          LATE PAYMENT FOR EACH $10,000
                                          OF PRINCIPAL AND INTEREST OF DEBENTURE
       NO. BUSINESS DAYS LATE             BEING CONVERTED
       ----------------------             --------------------------------------

                1                              $100
                2                              $200
                3                              $300
                4                              $400
                5                              $500
                >5                             $500 +$200 for each
Business

                                               Day Late beyond 5 days from
                                               The Delivery Date

     The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit Buyer's right to pursue actual damages or to cause the Company to redeem the Debenture as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within three (3) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the Buyer within ten (10) days after the Delivery Date, Buyer may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem the remaining interest and principal balance of its Debenture in accordance with Section 6(y) of the Debenture.


     d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Debenture and after such Delivery Date, the holder of the Debenture being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in paragraphs 5(c) and (d) shall be cumulative.

     e. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     f. The original Debenture shall be delivered by the Buyer to the Company simultaneous with the final Notice of Conversion.

     6.   DELIVERY INSTRUCTIONS.

     The Debenture shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

     7.   CLOSING DATE.

     (i) The closing of the issuance and sale of the Debenture shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer.

     (ii) The closing of the purchase and issuance of Debenture shall occur on the Closing Date, at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, PST, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

     (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property (as defined in the Escrow Agreement) only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

     8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Debenture on the Closing Date and to the Buyer pursuant to this Agreement is conditioned upon:

     a. The receipt and acceptance by the Buyer of this Agreement as evidenced by execution of this Agreement by the Buyer for Four Million Five Hundred Thousand Dollars ($4,500,000) in aggregate principal amount of the Debenture (or such lesser amount as the Company, in its sole discretion, shall determine on the Closing Date);

     b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Debenture in accordance with Section 1(c) hereof;

     c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Debenture on the Closing Date (and, as applicable, to remit the second tranche on the Second Closing Date) is conditioned upon:

     a. Acceptance by the Company of this Agreement for the sale of Debenture, as indicated by execution of this Agreement;

     b. Delivery by the Company to the Escrow Agent of the Debenture, in accordance with this Agreement;

     c. The accuracy in all material respects on the Closing Date (and, as applicable, the Second Closing Date) of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance of or compliance with all covenants and agreements of the Company required to be performed or complied with on or before the Closing Date; and

     d. On the Closing Date, Buyer having received (i) an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto,
(ii) the Registration Rights Agreement, and (iii) the Warrants.

     e. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

     f. From and after the date hereof to and including the Closing Date (and, as applicable, the Second Closing Date), the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange, NASDAQ/National Market System, shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ/National Market System, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debenture.

     10.  GOVERNING LAW; MISCELLANEOUS.

     a. This Agreement and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Buyer shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

     b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     h. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred by the Buyer in the enforcement of this Agreement or any agreements related thereto, shall be paid by the Company upon demand.

     11. NOTICES. Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

COMPANY:       NETGATEWAY, INC.
               300 Oceangate, 5th Floor
               Long Beach, CA 90802
               ATTN: Craig Gatarz, General Counsel
               Telephone No.: (562) 308-0010
               Telecopier No.: (562) 308-0021

               with a copy to:

               Nida & Maloney
               800 Anacapa St.
               Santa Barbara, CA 93101
               Attention: C. Thomas Hopkins, Esq.
               Telephone: (805) 568-1151
               Facsimile: (805) 568-1955

BUYER:         At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  At the address set forth in the Joint Escrow Instruction


All notices shall be served personally by telecopy, by telex, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered forty-eight (48) hours after deposit; and if served by first class mail, notice shall be deemed delivered seventy-two (72) hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive, for a period of two (2) years the execution and delivery of this Agreement and the delivery of the Debenture and the Purchase

Price, and shall inure to the benefit of the Buyer and its successors and assigns.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PURCHASE PRICE OF THE DEBENTURE:    $4,500,000*
*As detailed below

                             SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf as of this ____ day of July, 2000.


                                   Printed Names of Buyers

                                   By: SEE ANNEXED
                                   -------------------------------------
                                   (Signature of Authorized Person)


                                   -------------------------------------
                                   Printed Name and Title

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NETGATEWAY, INC., a Delaware corporation


By: /s/ DONALD M. CORLISS, JR.
   ------------------------------------------------

Title: President and Chief Operating Officer
   ------------------------------------------------

Date:  August 1, 2000
   ------------------------------------------------

                             ANNEX TO SIGNATURE PAGE



PRINCIPAL AMOUNT
-----------------



$4,500,000                          King William, LLC, a Cayman Islands limited
                                    liability company



                                    By:
                                       -----------------------------------------
                                             Manager


ADDRESS:          King William, LLC
                  c/o Navigator Management
                  P.O. Box 972
                  Road Town
                  Tortola, British Virgin Islands
                  Telephone: (284) 494-4770
                  Facsimile: (284) 494-4771

         ANNEX I           DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          COMMON STOCK PURCHASE WARRANT

ANNEX V

                               COMPANY DISCLOSURE
                               ------------------


                           [TO BE SUPPLIED BY COMPANY]